Exhibit 10.4
ESCROW AGREEMENT
     This ESCROW AGREEMENT (this “Agreement”) made as of April 25, 2008 by and among Nastech Pharmaceutical Company Inc. (“Nastech Pharmaceutical” or the “Issuer”) and Maxim Group LLC (the “Placement Agent”), whose addresses and other information appear on the Information Sheet (as defined herein) attached to this Agreement, and American Stock Transfer & Trust Company, 59 Maiden Lane, New York, NY 10038 (the “Escrow Agent”).
W I T N E S E T H:
     WHEREAS, the Issuer proposes to sell a minimum of $7,000,000 and a maximum of $10,000,000 of the Issuer’s common stock and warrants (the “Securities”) in a private offering (the “Offering”) to accredited investors only.
     WHEREAS, the Issuer and the Placement Agent propose to establish an escrow account (the “Escrow Account”), to which subscription monies which are received by the Escrow Agent from the Placement Agent or the Issuer in connection with such private offering are to be credited, and the Escrow Agent is willing to establish the Escrow Account on the terms and subject to the conditions hereinafter set forth;
     WHEREAS, the Escrow Agent has an agreement with JP Morgan (the “Bank”) to establish a special bank account into which the subscription monies, which are received by the Escrow Agent and credited to the Escrow Account, are to be deposited;
     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:
     1. Information Sheet. Each capitalized term not otherwise defined in this Agreement shall have the meaning set forth for such term on the information sheet which is attached to this Agreement as Exhibit A and is incorporated by reference herein and made a part hereof (the “Information Sheet”).
     2. Establishment of the Bank Account.
          2.1 The Escrow Agent shall establish a non-interest-bearing bank account at the branch of the Bank selected by the Escrow Agent, and bearing the designation set forth on the Information Sheet (heretofore defined as the “Bank Account”). The purpose of the Bank Account is for (a) the deposit of all subscription monies (checks or wire transfers) which are received from prospective purchasers of the Securities and are delivered to the Escrow Agent, (b) the holding of amounts of subscription monies which are collected through the banking system, and (c) the disbursement of collected funds, all as described herein.
          2.2 On or before the date of the initial deposit in the Bank Account pursuant to this Agreement, the Placement Agent shall notify the Escrow Agent of the date of the commencement of the Offering (the “Effective Date”), and the Escrow Agent shall not be required to accept any amounts for credit to the Escrow Account or for deposit in the Bank Account prior to its receipt of such notification.
          2.3 The “Offering Period,” which shall be deemed to commence on the Effective Date, shall consist of the number of calendar days or business days set forth on the Information Sheet. The Offering Period shall be extended at the mutual discretion of both the Company and the Placement Agent (an “Extension Period”) only if the Escrow Agent shall have received notice thereof prior to, or reasonable promptly after the expiration of the Offering Period. The Escrow Agent shall enquire as to whether there has been an extension prior to releasing any Escrow Funds. The Extension Period, which shall be deemed to commence on the next calendar day following the expiration of the Offering Period, shall consist of the number of calendar days or business days set forth on the Information Sheet. The last day of the Offering Period, or the last day of the Extension Period (if the Escrow Agent has received written notice thereof as herein above provided), is referred to herein as the “Termination Date”. Except as provided in Section 4.3 hereof, after the Termination Date, the Placement Agent shall not deposit, and the Escrow Agent shall not accept, any additional amounts representing payments by prospective purchasers.

     3. Deposits to the Bank Account.
          3.1 The Placement Agent shall promptly deliver to the Escrow Agent all monies which it receives from prospective purchasers of the Securities, which monies shall be in the form of checks, or wire transfers, provided, however, that “Cashiers” checks and “Money Orders” must be in amounts greater than $10,000; Cashiers checks or Money Orders in amounts less than $10,000 shall be rejected by the Escrow Agent. Upon the Escrow Agent’s receipt of such monies, same shall be credited to the Escrow Account. All checks delivered to the Escrow Agent shall be made payable to “Nastech Pharmaceutical Escrow Account.” Any check payable other than to the Escrow Agent as required hereby shall be returned to the prospective purchaser, or if the Escrow Agent has insufficient information to do so, then to the Placement Agent (together with any subscription information or other documents delivered therewith) by noon of the next business day following receipt of such check by the Escrow Agent, and such check shall be deemed not to have been delivered to the Escrow Agent pursuant to the terms of this Agreement.
          3.2 Promptly after receiving subscription monies as described in Section 3.1, the Escrow Agent shall deposit the same into the Bank Account. Amounts of monies so deposited are hereinafter referred to as “Escrow Amounts”. The Escrow Agent shall cause the Bank to process all Escrow Amounts for collection through the banking system.
          3.3 The Escrow Agent shall not be required to accept for credit to the Escrow Account or for deposit into the Bank Account checks or wires that are not accompanied by the appropriate subscription information.
          3.4 The Escrow Agent shall not be required to accept in the Escrow Account any amounts representing payments by prospective purchasers, whether by check or wire, except during the Escrow Agent’s regular business hours.
          3.5 Those Escrow Amounts which have been deposited in the Bank Account and which have cleared the banking system and have been collected by the Escrow Agent are herein referred to as the “Fund”.
          3.6 If the Offering is terminated before the Termination Date, the Escrow Agent shall refund any portion of the Fund prior to disbursement of the Fund in accordance with Article 4 hereof upon instructions in writing signed by the Issuer and the Placement Agent.
          3.7 If prior to the disbursement of the Fund in accordance with Section 4.2 below, the Escrow Agent has received notice from the Issuer that the subscription of a purchaser has been rejected since such purchaser does not qualify as an investor in the Offering, the Escrow Agent shall promptly refund to such purchaser the amount of payment received from such purchaser which is then held in the Fund or which thereafter clears the banking system, without interest thereon or deduction therefrom, by drawing a check on the Bank Account for the amount of such payment and transmitting it to the purchaser.
     4. Disbursement from the Bank Account.
          4.1 Subject to Section 4.3 below, if the Offering is terminated before the Termination Date by the Issuer, the Escrow Agent shall, upon its receipt of written instructions signed by both the Issuer and the Placement Agent, refund to each prospective subscriber the aggregate amount of the payment from said subscriber then held in the Fund or which thereafter clears the banking system, without interest thereon or deduction therefrom.
          4.2 Subject to Section 4.3 below, if at any time up to the close of regular banking hours on the Termination Date, the Escrow Agent has received joint written instructions from the Issuer and the Placement Agent that all conditions for release of funds and the issuance of Securities have been met for closing, the Escrow Agent shall promptly disburse the Fund in accordance with such instructions; the parties hereto acknowledge and agree that there may be multiple closings of the Offering prior to the Termination Date.
          4.3 Upon disbursement of all amounts in the Fund pursuant to the terms of this Article 4, the Escrow Agent shall be relieved of further obligations and released from all liability under this Agreement with respect to the Escrow Account. It is expressly agreed and understood that in no event shall the aggregate amount of payments made by the Escrow Agent exceed the amount of the Fund.
     5. Rights, Duties and Responsibilities of Escrow Agent. It is understood and agreed that the duties of the Escrow Agent are purely ministerial in nature, and that:
          5.1 The Escrow Agent shall notify the Placement Agent, on a daily basis, of the Escrow Amounts which have been deposited in the Bank Account and of the amounts, constituting the Fund, which have cleared the banking system and have been collected by the Escrow Agent.
          5.2 The Escrow Agent shall not be responsible for or be required to enforce any of the terms or conditions of the subscription agreement or any other agreement between the Placement Agent and the Issuer and any prospective purchaser nor shall the Escrow Agent be responsible for the performance by the Issuer of its obligations under this Agreement.
          5.3 The Escrow Agent shall not be required to accept from the Placement Agent or the Issuer any subscription information pertaining to prospective purchasers unless such subscription information is accompanied by checks or wire transfers meeting the requirements of Section 3.1, nor shall the Escrow Agent be required to keep records of any information with respect to payments deposited by the Placement Agent or the Issuer except as to the amount and date of such payments; however, the Escrow Agent shall notify the Placement Agent or the Issuer within a reasonable time of any discrepancy between the amount set forth in any subscription information and the amount delivered to the Escrow Agent therewith. Such amount need not be accepted for deposit in the Escrow Account until such discrepancy has been resolved.
          5.4 The Escrow Agent shall be under no duty or responsibility to enforce collection of any check delivered to it hereunder. The Escrow Agent, within a reasonable time, shall return to the Placement Agent any check received which is dishonored, together with the subscription information, if any, which accompanied such check.
          5.5 The Escrow Agent shall be entitled to rely upon the accuracy, act in reliance upon the contents, and assume the genuineness of any notice, instruction, certificate, signature, instrument or other document which is given to the Escrow Agent pursuant to this Agreement without the necessity of the Escrow Agent verifying the truth or accuracy thereof. The Escrow Agent shall not be obligated to make any inquiry as to the authority, capacity, existence or identity of any person purporting to give any such notice or instructions or to execute any such certificate, instrument or other document.
          5.6 If the Escrow Agent is uncertain as to its duties or rights hereunder or shall receive instructions with respect to the Bank Account, the Escrow Amounts or the Fund which, in its sole determination, are in conflict either with other instructions received by it or with any provision of this Agreement, it shall be entitled to hold the Escrow Amounts, the Fund, or a portion thereof, in the Bank Account pending the resolution of such uncertainty to the Escrow Agent’s sole satisfaction, by final judgment of a court or courts of competent jurisdiction or otherwise.
          5.7 The Escrow Agent shall not be liable for any action taken or omitted hereunder, or for the misconduct of any employee, agent or attorney appointed by it, except in the case of willful misconduct or gross negligence. The Escrow Agent shall be entitled to consult with counsel of its own choosing and shall not be liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel, except in the case of willful misconduct or gross negligence on the part of Escrow Agent.
          5.8 The Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Escrow Amounts, the Fund or any part thereof or to file any financing statement under the Uniform Commercial Code with respect to the Fund or any part thereof.
     6. Amendment: Resignation. This Agreement may be altered or amended only with the written consent of the Issuer, the Placement Agent and the Escrow Agent. The Escrow Agent may resign for any reason upon five (5) business days’ written notice to the Issuer and the Placement Agent. Should the Escrow Agent resign as herein provided, it shall not be required to accept any deposit, make any disbursement or otherwise dispose of the Escrow Amounts or the Fund, but its only duty shall be to hold the Escrow Amounts until they clear the banking system and the Fund for a period of not more than five (5) business days following the effective date of such resignation, at which time (a) if a successor escrow agent shall have been appointed and written notice thereof (including the name and address of such successor escrow agent) shall have been given to the resigning Escrow Agent by the Issuer or the Placement Agent and such successor escrow agent, then the resigning Escrow Agent shall deliver over to the successor escrow agent the Fund, less any portion thereof previously paid out in accordance with this Agreement; or (b) if the resigning Escrow Agent shall not have received written notice signed by the Issuer or the Placement Agent, and a successor escrow agent, then the resigning Escrow Agent shall promptly refund the amount in the Fund to each prospective purchaser, without interest thereon or deduction therefrom, and the resigning Escrow Agent shall promptly notify the Issuer and the Placement Agent in writing of its liquidation and distribution of the Fund; whereupon, in either case, the Escrow Agent shall be relieved of all further obligations and released from all liability under this Agreement.
     7. Representations and Warranties. The Issuer and the Placement Agent hereby severally represent and warrant to the Escrow Agent that:
          7.1 No party other than the parties hereto and the prospective purchasers have, or shall have, any lien, claim or security interest in the Escrow Amounts or the Fund or any part thereof.
          7.2 No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow Amounts or the Fund or any part thereof.
          7.3 The subscription information submitted with each deposit shall, at the time of submission and at the time of the disbursement of the Fund, be deemed a representation and warranty that such deposit represents a bona fide payment by the purchaser described therein for the amount of Securities set forth in such subscription information.
          7.4 All of the information contained in the Information Sheet is, as of the date hereof, and will be, at the time of any disbursement of the Fund, true and correct.
     8 Fees and Expenses. The Escrow Agent shall be entitled to the Escrow Agent Fees set forth on the Information Sheet, payable by the Issuer as and when stated therein. In addition, the Issuer agrees to reimburse the Escrow Agent for any reasonable expenses incurred in connection with this Agreement, including, but not limited to, reasonable counsel fees of one counsel. The Escrow Agent confirms that no additional expenses shall be incurred absent extraordinary conditions.
     9. Indemnification and Contribution.
          9.1 The Issuer and the Placement Agent (collectively referred to as the “Indemnitors”) jointly and severally agree to indemnify the Escrow Agent and its officers, directors, employees, agents and shareholders (collectively referred to as the “Indemnitees”) against, and hold them harmless of and from, any and all loss, liability, cost, damage and expense, including without limitation, reasonable counsel fees, which the Indemnitees may suffer or incur by reason of any action, claim or proceeding brought against the Indemnitees arising out of or relating in any way to this Agreement or any transaction to which this Agreement relates, unless such action, claim or proceeding is the result of the willful misconduct or gross negligence of any of the Indemnitees.
          9.2 If the indemnification provided for in Section 9.1 is applicable, but for any reason is held to be unavailable, the Indemnitors shall contribute such amounts as are just and equitable to pay, or to reimburse the Indemnitees for, the aggregate of any and all losses, liabilities, costs, damages and expenses, including reasonable counsel fees, actually incurred by the Indemnitees as a result of or in connection with, and any amount paid in settlement of, any action, claim or proceeding arising out of or relating in any way to any actions or omissions of the Indemnitors.

          9.3 The provisions of this Section 9 shall survive any termination of this Agreement, whether by disbursement of the Fund, resignation of the Escrow Agent or otherwise.
     10. Governing Law and Assignment. This Agreement shall be construed in accordance with and governed by the laws of the State of New York and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that any assignment or transfer by any party of its rights under this Agreement or with respect to the Escrow Amounts or the Fund shall be void as against the Escrow Agent unless (a) written notice thereof shall be given to the Escrow Agent; and (b) the Escrow Agent shall have consented in writing to such assignment or transfer.
     11. Notices. All notices required to be given in connection with this Agreement shall be sent by registered or certified mail, return receipt requested, or by hand delivery with receipt acknowledged, or by the Express Mail service offered by the United States Postal Service, or by overnight courier, and addressed, if to the Issuer or the Placement Agent, at their respective addresses set forth on the Information Sheet, and if to the Escrow Agent, at its address set forth above.
     12. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be determined to be invalid or unenforceable, the remaining provisions of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.
     13. Execution in Several Counterparts. This Agreement may be executed in several counterparts or by separate instruments, and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.
     14. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings (written or oral) of the parties in connection therewith.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

AMERICAN STOCK TRANSFER & TRUST COMPANY
By:
Name:
Title:

NASTECH PHARMACEUTICAL COMPANY INC.
By:	/s/ Dr. Steven C. Quay
	Name:	Dr. Steven C. Quay
	Title:	Chairman and Chief Executive Officer

MAXIM GROUP LLC
By:
Name:
Title:

EXHIBIT A
ESCROW AGREEMENT INFORMATION SHEET
1.	The Issuer
Name:	Nastech Pharmaceutical Company Inc.

Address:	3830 Monte Villa Parkway Bothell, WA 98021
State of incorporation of organization: Delaware
2.	The Placement Agent
Name:	Maxim Group LLC

Address:	405 Lexington Avenue New York, New York 10174
3.	The Securities
$7,000,000-$10,000,000 of the Issuer’s Common stocks and warrants (the “Securities”) in a registered direct (the “Offering”) to accredited investors only. There is 100% warrant coverage (the “Warrants”).

4.	Minimum Amounts and Conditions Required for Disbursement of the Escrow Account Aggregate dollar amount that must be collected before the Escrow Account may be disbursed to the Issuer: $7,000,000.

5.	Plan of Distribution of the Securities: Initial Offering Period: (04/20/2008 through 04/31/2008) Extension Period, if any: (05/31/2008)

6.	Title of Escrow Account “Nastech Pharmaceutical Escrow Account”

7.	Escrow Agent Fees and Charges $2,500: payable at the first Closing.